Exhibit 10.1

NEOPHARM, INC.

2006 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this NeoPharm, Inc. 2006 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of NeoPharm, Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.0002145 par value (the “Common Stock”). One hundred thousand (100,000) shares of Common Stock in the aggregate have been approved for this purpose, subject, however, to adjustment as provided by Section 15 hereof. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, and shall be interpreted consistent therewith.

1.      Administration.   The Plan will be administered by the Company’s Board of Directors (the “Board”) or by one or more committees or subcommittees appointed by the Board (a “Committee”). The Board or a Committee (in either case, the “Administrator”) may delegate to one or more individuals the day-to-day administration of the Plan. The Administrator shall have full power and authority to promulgate any rules and regulations which it deems necessary or advisable for the proper administration of the Plan, to interpret the provisions and supervise the administration of the Plan, to make factual determinations relevant to Plan entitlements, and to take all action in connection with the administration of the Plan as it deems necessary or advisable, consistent with any delegation from the Board; provided, however, the administration of the Plan shall be consistent with Rule 16b-3 (“Rule 16b-3”) under the Securities Exchange Act of 1934. The administration, interpretation or application of the Plan by the Administrator shall be final and binding upon all employees. The Company shall pay all expenses incurred in connection with the administration of the Plan. No Board or Committee member shall be liable for any action or determination made in good faith with respect to the Plan or any Option (as defined in Section 9) granted hereunder.

2.      Eligibility.   All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or a Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Options to purchase Common Stock under the Plan provided that:

(a)    they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year; and

(b)    they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).

For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary; provided that where the period of leave exceeds ninety (90) days and the individual’s right to reemployment is not guaranteed by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave.

No employee may be granted an Option hereunder if such employee, immediately after the Option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

3.      Offerings.   The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin each January 1, April 1, July 1, and October 1 or the first business day thereafter (the “Offering Commencement Dates”). Each Offering Commencement Date, other than the Initial Offering Commencement Date (as herein defined), will begin a three-month period (a “Plan Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Administrator may, at any time and at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings. Notwithstanding anything to the contrary, the first Plan Period shall begin on January 1, 2006 (the “Initial Offering Commencement Date”) and end on June 30, 2006.

4.      Participation.   An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee’s appropriate payroll office at least ten days prior to the applicable Offering Commencement Date. The payroll deduction authorization form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. As used herein, the term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement.

5.      Deductions.   The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 15% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. Payroll deductions may be made in 1% increments of Compensation, between 1% and 15%, with any change in compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld as soon as administratively practical.

6.      Deduction Changes.   An employee may increase, decrease or discontinue his or her payroll deduction during any Plan Period by filing a new payroll deduction authorization form. If an employee elects to discontinue his or her payroll deductions during a Plan Period, but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to such employee’s election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below). The Administrator may (i) establish rules limiting the frequency with which employees may change, discontinue and resume payroll deductions under the Plan and may impose a waiting period on employees wishing to resume payroll deductions following discontinuance, and (ii) change the rules regarding discontinuance of participation or changes in participation in the Plan.

If an employee has not followed the procedures prescribed by the Administrator to change the rate of payroll deductions or to discontinue the payroll deductions, the rate of payroll deductions shall continue at the properly elected rate in effect until such rate is changed in accordance with Plan procedures.

7.      Interest.   Interest will not be paid on any employee accounts, except to the extent that the Administrator, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

8.      Withdrawal of Funds.   An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Administrator.

9.      Purchase of Shares.   On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (the “Option”) to purchase on the last business day of such Plan Period (the “Exercise Date”), at the Option Price hereinafter provided for, the largest number of whole shares of Common Stock of the Company as does not exceed the number of shares determined by multiplying $2,083 by the number of full months in the Plan Period and dividing the result by the closing price (as defined below) on the Offering Commencement Date of such Plan Period.

Notwithstanding the above, no employee may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or (ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his or her Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum number determined in the manner set forth above.

Any balance remaining in an employee’s payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the Plan, except that if the employee requests a refund of the residual, in accordance with procedures established by the Administrator, or if the employee terminates his or her employment, the balance shall then be refunded.

10.    Issuance of Shares.   Shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares.

11.    Rights on Retirement, Death or Termination of Employment.   In the event of a participating employee’s termination of employment for any reason (including death) prior to the last business day of a Plan Period, the employee’s participation in the Plan shall immediately terminate and thereafter no payroll deduction shall be taken from any pay due and owing to such employee and the balance in the employee’s account shall be paid to the employee or, in the event of the employee’s death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee’s estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion or as may be required under applicable law, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan as of the date of such action.

12.    Optionees Not Stockholders; No Enlargement of Employee Rights.   Neither the granting of an Option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him or her. In addition, nothing contained in this Plan shall be deemed to give any employee the right to be retained in the employ of the Company or of the Designated Subsidiary or to interfere with the right of the Company or the Designated Subsidiary to discharge any employee at any time.

13.    Rights Not Transferable.   Rights under this Plan and Options granted under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14.    Application of Funds.   Funds held by the Company under this Plan will not be commingled with other corporate funds of the Company, but will be held for the benefit of the participant and shall be credited to an account in the name of the employee until the last business day of the Plan Period, at which time all funds up to the maximum amount permissible under the Plan will be used for the purchase of Company shares, as provided in the Plan. Should a participating employee choose to cease his or her participation in the Plan, as provided by the Plan, his or her account balance will be promptly refunded to him or her.

15.    Adjustment in Case of Changes Affecting Common Stock.   In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or a Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or a Committee to give proper effect to such event.

16.    Merger.   If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 51% by voting power of the capital stock of the surviving corporation (“Continuity of Control”), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the same securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Administrator shall take such steps in connection with such merger or consolidation as the Administrator shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (i) subject to the provisions of clauses (ii) and (iii), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (ii) all outstanding Options may be cancelled by the Administrator as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (iii) all outstanding Options may be cancelled by the Administrator as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or a Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

17.    Amendment of the Plan.   The Board may at any time, and from time to time, amend this Plan in any respect, except that (i) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (ii) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

18.    Insufficient Shares.   In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Administrator will allot the shares then available on a pro rata basis.

19.    Termination of the Plan.   This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

20.    Governmental Regulations.   The Company shall have no obligation to sell and deliver shares of Common Stock under this Plan unless and until (i) it has taken all actions required to register the shares of Common Stock under the Securities Act of 1933; (ii) any applicable listing requirement of any stock exchange or the Nasdaq National Market (to the extent the Common Stock is then so listed or quoted) for the Common Stock is met; and (iii) all other applicable provisions of state and federal law have been satisfied.

21.    Governing Law.   The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

22.    Available Shares.   Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23.    Notification Upon Sale of Shares.   Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased. As a condition to the exercise of an Option, the Company may require the employee exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if such a representation is required by applicable law.

24.    Withholding.   Each employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Administrator for payment of any taxes required by law to be withheld in connection with any transaction related to Options granted to or shares acquired by such employee pursuant to the Plan. The Company may deduct, to the extent permitted by law, any such taxes from any payment of any kind otherwise due to an employee.

25.    Effective Date and Approval of Shareholders.   The Plan shall take effect upon the adoption of the Plan by the Board, subject, however, to subsequent approval of the Plan by the stockholders of the Company as required by Section 423 of the Code, which stockholder approval must occur within twelve months of the adoption of the Plan by the Board. No Option granted under this Plan may be exercised unless or until such stockholder approval has been obtained.